EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 28, 2023 relating to the consolidated financial statements of Big Lots, Inc. and subsidiaries, and the effectiveness of Big Lots, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Big Lots, Inc. for the year ended January 28, 2023.

/s/ DELOITTE & TOUCHE LLP

Columbus, Ohio
May 24, 2023